                                                                    Exhibit 4.1



                             AMERISTEEL CORPORATION
                             EQUITY OWNERSHIP PLAN


                                   ARTICLE 1

                             ESTABLISHMENT; PURPOSE

                 1.1 ESTABLISHMENT. AmeriSteel Corporation, a Florida corporation, (the "Company") hereby establishes an incentive compensation plan to be known as the "AmeriSteel Equity Ownership Plan" (the "Plan").

                 1.2 PURPOSE. The purpose of the Plan is to (a) attract, retain and motivate participating employees of the Company and its subsidiaries through awards of shares of the Common Stock of the Company (the "Shares"), options to purchase Shares (the "Options") and other equity-based awards, (b) encourage employee ownership of Shares and (c) encourage participating employees to think and act like owners of the Company.

                 1.3 MAXIMUM NUMBER OF SHARES. The maximum number of Shares that may be offered under the Plan is 438,852 subject to adjustment as provided in Section 10.1. If an Option is surrendered or for any other reason ceases to be exercisable in whole or in part, the Shares that are subject to such Option, but as to which the Option has not been exercised, shall again become available for offering under the Plan. Any awards under the Plan made other than in Shares or Options shall not reduce the maximum number of Shares covered by the Plan.

                 1.4 STATUS. It is the intention of the Company that ISOs granted under the Plan qualify as "incentive stock options" under
Section 422 of the Code, and the regulations promulgated thereunder. The provisions of the Plan with respect to ISOs, accordingly, shall be construed in a manner consistent with such requirements. Except with respect to ISOs, no other Award under the Plan is intended to qualify for special treatment or status under the Code.



                                   ARTICLE 2

                                  DEFINITIONS

                 2.1 DEFINITIONS. The following words and terms as used herein shall have that meaning set forth therefor in this Article 2 unless a different meaning is clearly required by the context.

                                  2.1.1            "AWARD" shall mean any
Option, Shares, SAR or any cash payment granted or awarded under the Plan.


                                  2.1.2            "AWARD AGREEMENT(S)" shall
mean any document, agreement or certificate deemed by the Board of Directors as necessary or advisable to be entered into with or delivered to a Participant in connection with or as a condition precedent to the valid completion of the grant of an Award under the Plan.

                                  2.1.3            "AWARD SHARE(S)" shall mean
any Shares granted or awarded to a Participant in accordance with the provisions of Article 8.

                                  2.1.4            "BOARD" OR "BOARD OF
DIRECTORS" shall mean the Board of Directors of the Company.

                                  2.1.5            "CHIEF EXECUTIVE OFFICER"
shall mean the officer so designated from time to time by the Board of Directors, or if the Board shall fail to so designate an officer to that position, the President of the Company.

                                  2.1.6            "CODE" shall mean the
Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include a reference to any successor provision.

                                  2.1.7            "COMPANY" shall mean
AmeriSteel Corporation, a Florida corporation, and its successors.

                                  2.1.8            "EFFECTIVE DATE" shall mean
April 1, 1995.

                                  2.1.9            "ELIGIBLE EMPLOYEE" shall
mean any individual employed by the Company or any Subsidiary. The Board of Directors shall have the sole power to determine if the eligibility requirements have been satisfied.

                                  2.1.10           "FAIR MARKET VALUE" of the
Shares shall mean the closing price, on the date in question (or, if no Shares are traded on such day, on the next preceding day on which Shares were traded), of the Shares as reported on the Composite Tape, or if not reported thereon, then such price as reported in the trading reports of the principal securities exchange in the United States on which such stock is listed, or if such stock is not listed on a securities exchange in the United States, the mean between the dealer closing "bid" and "ask" prices on the over-the-counter market as reported by the National Association of Security Dealers Automated Quotation System (NASDAQ), or NASDAQ's successor, or if not reported on NASDAQ, the fair market value of such stock as determined by the Board of Directors in good faith and based on all relevant factors.

                                  2.1.11           "ISO" shall mean an
incentive stock option granted in accordance with the provisions of Article 5 of the Plan.

                                  2.1.12           "NSO" shall mean a
nonqualified stock option granted in accordance with the provisions of Article 6 of the Plan.

                                  2.1.13           "OPTION" shall mean an ISO
or an NSO.

                                  2.1.14           "OPTIONEE" shall mean an
individual employed by the Company or any Subsidiary to whom an Option is granted under the Plan.





                                     2.

                                  2.1.15           "PARTICIPANT" shall mean an
Eligible Employee, who in accordance with the terms of the Plan, is first recommended by the Chief Executive Officer and then approved by the Board of Directors for participation in the Plan as a recipient of an Award and who receives an Award.

                                  2.1.16           "PLAN" shall mean the
AmeriSteel Equity Ownership Plan, as set forth herein and as amended from time to time.

                                  2.1.17           "REGISTRATION DATE" shall
mean the effective date of the first registration statement that becomes effective under the Securities Act of 1933 (excluding any offering to employees, whether under the Plan or otherwise, registered under Form S-8) with respect to any public offering of Shares.

                                  2.1.18           "SAR" shall mean a Stock
Appreciation Right granted in accordance with the provisions of Article 7 of the Plan, which as to each SAR entitles the Participant to receive payment equal to the excess of (1) the Fair Market Value of a Share at the time of payment or exercise over (2) a specified price or value set or established at the time of grant of the SAR.

                                  2.1.19           "SHARES" shall mean shares
of the common stock of the Company.

                                  2.1.20           "SUBSIDIARY" shall mean any
corporation that at the time qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in Section 424(f) of the Code.

                                  2.1.21           "10% STOCKHOLDER" shall mean
an individual who owns more than 10% of the total combined voting power of all classes of stock of the Company or of a parent or subsidiary corporation.

                 2.2 USAGE. Whenever appropriate, words used in the singular shall be deemed to include the plural and vice versa, and the masculine gender shall be deemed to include the feminine gender.


                                   ARTICLE 3

                                 ADMINISTRATION

                 3.1 BOARD OF DIRECTORS. The Plan shall be administered by the Board of Directors.

                 3.2 POWER AND AUTHORITY. Subject to the provisions of the Plan, the Board of Directors shall have full authority, in its discretion: (a) to determine from among Eligible Employees those persons who shall become Participants; (b) to determine the nature, amount and terms and conditions of all Awards under the Plan, in accordance with and subject to the specific limitations and requirements set forth in the Plan; and (c) to interpret the Plan, the terms of all Awards and Award Agreements and any other agreement or instrument awarded, issued or entered into under the Plan,





                                       3.

and to prescribe, amend and rescind rules and regulations with respect the administration of the Plan. The interpretation and construction by the Board of Directors of any provision of the Plan, any Award or any other agreement or instrument awarded, issued or entered into under the Plan, and all other determinations and decisions of the Board of Directors pursuant to the provisions of the Plan, shall be final, conclusive and binding on all Participants and other affected persons. All actions and policies of the Board, to the extent they deal with ISOs, shall be consistent with the qualification of ISOs as incentive stock options under Section 422 of the Code.

                 3.3 DISCRETIONARY AUTHORITY. The Board of Directors' decision to authorize the grant of an Award to an Eligible Employee at any time shall not require the Board of Directors to authorize the grant of an Award to that employee at any other time or to any other employee at any time; nor shall its determination with respect to the size, type or terms and conditions of the Award to be granted to an Eligible Employee at any time require it to authorize the grant of an Award of the same type or size or with the same terms and conditions to that employee at any other time or to any other employee at any time. The Board of Directors shall not be precluded from authorizing the grant of an Award to any Eligible Employee solely because the employee previously may have been granted an Award of any kind under the Plan.

                 3.4 NO LIABILITY. No member of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan.


                                   ARTICLE 4

                       EMPLOYEES ELIGIBLE TO PARTICIPATE

                 4.1 GENERALLY. Any person, including any officer but not a person who is solely a director, who is in the employ of the Company or any Subsidiary on the date of a grant of an Award shall be an Eligible Employee, able to participate in the Plan in accordance with the terms of the Plan.

                 4.2 PARTICIPANT STATUS. The Chief Executive Officer, in his sole discretion, from time to time may select from among Eligible Employees persons to recommend to the Board of Directors to become Participants in the Plan. Any Eligible Employee so recommended to the Board and who remains an Eligible Employee shall become a Participant upon the approval of such status by the Board of Directors, which approval shall be conclusively evidenced by the award or grant of an Award to a Participant.

                 4.3 ISO ELIGIBILITY REQUIREMENT. Notwithstanding any provision of the Plan to the contrary, no person shall be eligible to receive any ISOs under the Plan if such person would not be able qualify for the benefits of incentive stock options under Section 422 of the Code.





                                     4.

                                   ARTICLE 5

                TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS

                 5.1 GRANT. Any ISO granted pursuant to the Plan shall be authorized by the Board of Directors and shall be evidenced by certificates or agreements in such form as the Board of Directors from time to time shall approve, which certificates or agreements shall comply with and be subject to the terms and conditions hereinafter specified. Upon the granting of any ISO, the Board of Directors shall promptly cause the Optionee to be notified of the fact that such Option has been granted. The date on which the Board of Directors approves the grant of an ISO shall be considered to be the date on which such Option is granted.

                 5.2 NUMBER OF SHARES. Each ISO shall state the number of Shares to which it pertains.

                 5.3 OPTION PRICE. Each ISO shall state the option price, which option price shall be determined by the Board of Directors in its discretion. Notwithstanding the foregoing, the option price in no event shall be less than 100% of the Fair Market Value of the Shares on the date of grant of the Option; or, in the case of an ISO being issued to an Eligible Employee who is a 10% Stockholder at the time an ISO is granted, 110% of the Fair Market Value of the Shares on the date of grant.

                 5.4 METHOD OF EXERCISE. An Optionee may exercise an ISO during such time as may be permitted by the Option and the Plan by providing written notice to the Board of Directors, tendering the purchase price in accordance with the provisions of Section 5.4, and complying with any other exercise requirements contained in the Option or promulgated from time to time by the Board of Directors.

                 5.5 METHOD OF PAYMENT. Payment of the option price upon the exercise of the ISO shall be in (a) United States dollars in cash or by check, bank draft or money order payable to the order of the Company; (b) in the discretion of and in the manner determined by the Board of Directors, by the delivery of Shares of Common Stock already owned by the Optionee; (c) by any other legally permissible means acceptable to the Board of Directors at the time of grant of the Option (including cashless exercise as permitted under the Federal Reserve Board's Regulation T, subject to applicable legal restrictions); or in the discretion of the Board of Directors, through a combination of (a), (b) and (c) of this Section 5.5. If the option price is paid in whole or in part through the delivery of Shares, the decision of the Board of Directors with respect to the fair market value of such Shares shall be final and conclusive.





                                       5.

                 5.6              TERM AND EXERCISE OF OPTIONS.

                                  5.6.1            Unless otherwise specified
by the Board of Directors, each ISO shall be exercisable, in whole or in part, only in accordance with the following chart:

                                                           Percentage of
                           Number of Years from                Shares
                          Date Option is Granted            Exercisable
                          ----------------------            ------------
                             Less than 2 years                   0%

                       2 years but less than 3 years           331/3%

                       3 years but less than 4 years           662/3%

                              4 years or more                   100%

                                  5.6.2            Notwithstanding the
foregoing, an Optionee shall be 100% vested in the number of Shares originally covered by an ISO in the event the Optionee dies or becomes totally and permanently disabled (as determined in the sole discretion of the Board of Directors) while still employed by the Company.

                                  5.6.3            To the extent not exercised,
exercisable installments of ISOs shall be exercisable, in whole or in part, in any subsequent period, but not later than the expiration date of the Option. The Board of Directors shall determine the expiration date of the Option at the time of the grant of the Option; provided, however, that no ISO shall be exercisable after the expiration of ten (10) years from the date it is granted; or, in the case of a 10% Stockholder, no ISO shall be exercisable after the expiration of five (5) years from the date it is granted. Not less than one hundred (100) Shares may be exercised at any one time unless the number exercised is the total number at the time exercisable under the Option.

                                  5.6.4            Within the limits described
above, the Board of Directors may impose additional requirements on the exercise of ISOs. When it deems special circumstances to exist, the Board of Directors in its discretion may accelerate the time at which an ISO may be exercised if, under previously established exercise terms, such Option was not immediately exercisable in full, even if the acceleration would permit the Option to be exercised more rapidly than the vesting set forth above in the chart, or as otherwise specified by the Board of Directors, would permit.

                 5.7 ADDITIONAL LIMITATIONS. The aggregate Fair Market Value (determined as of the time an ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by any Optionee in any calendar year under the Plan and under all other incentive stock option plans of the Company and any parent and subsidiary corporations of the Company (as those terms are defined in Section 424 of the Code) shall not exceed $100,000.





                                       6.

                 5.8              DEATH OR OTHER TERMINATION OF EMPLOYMENT.

                                  5.8.1            In the event that an
Optionee shall cease to be employed by the Company or a Subsidiary for any reason other than his or her death, subject to the conditions that no ISO shall be exercisable after its expiration date, such Optionee shall have the right to exercise the ISO at any time within thirty (30) days after such termination of employment to the extent his or her right to exercise such Option had accrued pursuant to this Article 5 at the date of such termination and had not previously been exercised; such thirty (30) day period shall be increased to ninety (90) days if the termination of employment was the retirement or early retirement of the Optionee (as defined under the Company's qualified Retirement
Plan) and to one (1) year for any Optionee who dies during the thirty (30) day or ninety (90) day period, whichever may be applicable, and the Option may be exercised within such extended time limit by the Optionee or, in the case of death, the personal representative of the Optionee or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance. Whether an authorized leave of absence or absence for military or governmental service shall constitute termination of employment for purposes of the Plan shall be determined by the Board of Directors, whose determination shall be final and conclusive.

                                  5.8.2            In the event that an
Optionee shall die while in the employ of the Company or a Subsidiary and shall not have fully exercised any ISO, the ISO may be exercised, subject to the conditions that no ISO shall be exercisable after its expiration date, to the extent that the Optionee's right to exercise such Option had accrued pursuant to this Article 5 at the time of his or her death and had not previously been exercised, at any time within one (1) year after the Optionee's death, by the personal representative of the Optionee or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance.

                                  5.8.3            No ISO shall be transferable
by the Optionee otherwise than by will or the laws of descent and distribution.

                                  5.8.4            During the lifetime of the
Optionee, an ISO shall be exercisable only by him or her and shall not be assignable or transferable, and no other person shall acquire any rights therein.

                 5.9              DELIVERY OF CERTIFICATES REPRESENTING SHARES.

                                  5.9.1            As soon as practicable after
the exercise of an ISO, the Company shall deliver or cause to be delivered to the Optionee exercising the ISO a certificate or certificates representing the Shares purchased upon the exercise. Certificates representing Shares to be delivered to a Optionee will be registered in the name of the Optionee.

                                  5.9.2            If determined by the Company
in its discretion appropriate to administer the right of first refusal provisions of Article 9, but only for so long as such provisions remain in effect, certificates representing Shares shall not be delivered to Participants but shall be delivered to the Company to be held by the Company as safekeeping agent for the benefit of each Participant. A written safekeeping receipt evidencing the Shares so held in safekeeping, bearing the name of the





                                       7.

Participant, indicating the number of the certificate or certificates and the number of Shares so represented shall be delivered promptly to each Participant. In its capacity as safekeeping agent for Participants, the Company shall act in accordance with instructions received from such Participants, which instructions are to be confirmed in writing if deemed appropriate by the Company. The safekeeping agency shall not affect the rights of Participants as owners of Shares.

                                  5.9.3            Upon the expiration of the
right of first refusal provisions of Article 9, any safekeeping agency arrangement adopted pursuant to Section 5.9.2 shall terminate and the certificates representing the Shares owned by Participants, registered in the name(s) of the Participants, shall be delivered promptly to such Participants.

                 5.10 RIGHTS AS A STOCKHOLDER. An Optionee shall have no rights as a stockholder with respect to any Shares covered by his or her ISO until the date on which he or she becomes a record owner of the Shares purchased upon the exercise of the Option (the "record ownership date"). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions, or other rights for which the record date is prior to the record ownership date, except as provided in
Article 10.

                 5.11 MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to the terms and conditions and within the limitations of the Plan, the Board of Directors may modify outstanding ISOs granted under the Plan, or accept the surrender of outstanding ISOs (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). The Board of Directors shall not, however, modify any outstanding ISO so as to specify a lower option price or accept the surrender of outstanding ISOs and authorize the granting of new Options in substitution therefor specifying a lower option price. Notwithstanding the foregoing, however, no modification of an ISO shall, without the consent of the Optionee, alter or impair any of the rights or obligations under any ISO theretofore granted under the Plan.

                 5.12 LISTING AND REGISTRATION OF SHARES. Each ISO shall be subject to the requirement that if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the Shares covered thereby upon any securities exchange or under any state or federal laws, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such ISO or the issuance or purchase of Shares thereunder, such ISO may not be exercised unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. Notwithstanding anything in the Plan to the contrary, if the provisions of this
Section 5.12 become operative, and if, as a result thereof, the exercise of an ISO is delayed, then and in that event, the term of the ISO shall not be affected.

                 5.13 OTHER PROVISIONS. The ISO certificates or agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Option, as the Board of Directors shall deem advisable. Any such certificate or agreement shall contain such limitations and restrictions upon the exercise of the ISO as shall be necessary in order





                                       8.

that such Option will be an incentive stock option as defined in Section 422 of the Code, or to conform to any change in the law.


                                   ARTICLE 6

               TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS

                 6.1 GRANT. Any NSO granted pursuant to the Plan shall be authorized by the Board of Directors and shall be evidenced by certificates or agreements in such form as the Board of Directors from time to time shall approve, which certificates or agreements shall comply with and be subject to the terms and conditions hereinafter specified. Upon the granting of any NSO, the Board of Directors shall promptly cause the Optionee to be notified of the fact that such Option has been granted. The date on which the Board of Directors approves the grant of a NSO shall be considered to be the date on which such Option is granted.

                 6.2 NUMBER OF SHARES. Each NSO shall state the number of Shares to which it pertains.

                 6.3 OPTION PRICE. Each NSO shall state the option price, which option price shall be determined by the Board of Directors in its discretion. Notwithstanding the foregoing, the option price shall in no event be less than 100% of the Fair Market Value of the Shares on the date of grant of the Option.

                 6.4 METHOD OF EXERCISE. An Optionee may exercise a NSO during such time as may be permitted by the Option and the Plan by providing written notice to the Board of Directors, tendering the purchase price in accordance with the provisions of Section 6.4, and complying with any other exercise requirements contained in the Option or promulgated from time to time by the Board of Directors.

                 6.5 METHOD OF PAYMENT. Payment of the option price upon the exercise of the NSO shall be (a) in United States dollars in cash or by check, bank draft or money order payable to the order of the Company; (b) in the discretion of and in the manner determined by the Board of Directors, by the delivery of Shares already owned by the Optionee; (c) by any other legally permissible means acceptable to the Board of Directors at the time of grant of the Option (including cashless exercise as permitted under the Federal Reserve Board's Regulation T, subject to applicable legal restrictions); or in the discretion of the Board of Directors, through a combination of (a), (b) and (c) of this Section 6.5. If the option price is paid in whole or in part through the delivery of Shares, the decision of the Board of Directors with respect to the fair market value of such Shares shall be final and conclusive.





                                       9.

                 6.6              TERM AND EXERCISE OF OPTIONS.

                                  6.6.1            Unless otherwise specified
by the Board of Directors, each NSO shall be exercisable, in whole or in part, only in accordance with the following chart:

                                                   Percentage of
                   Number of Years from                Shares
                  Date Option is Granted            Exercisable
                  ----------------------           -------------
                     Less than 2 years                   0%

               2 years but less than 3 years           331/3%

               3 years but less than 4 years           662/3%

                      4 years or more                   100%

                                  6.6.2            Notwithstanding the
foregoing, an Optionee shall be 100% vested in the number of Shares originally covered by a NSO in the event the Optionee dies or becomes totally and permanently disabled (as determined in the sole discretion of the Board of Directors) while still employed by the Company.

                                  6.6.3            To the extent not exercised,
exercisable installments of NSOs shall be exercisable, in whole or in part, in any subsequent period, but not later than the expiration date of the Option. The Board of Directors shall determine the expiration date of the Option at the time of the grant of the Option; provided, however, that no NSO shall be exercisable after the expiration of ten (10) years from the date it is granted. Not less than one hundred (100) Shares may be exercised at any one time unless the number exercised is the total number at the time exercisable under the Option.

                                  6.6.4            Within the limits described
above, the Board of Directors may impose additional requirements on the exercise of NSOs. When it deems special circumstances to exist, the Board of Directors in its discretion may accelerate the time at which a NSO may be exercised if, under previously established exercise terms, such Option was not immediately exercisable in full, even if the acceleration would permit the Option to be exercised more rapidly than the vesting set forth above in the chart, or as otherwise specified by the Board of Directors, would permit.

                 6.7              DEATH OR OTHER TERMINATION OF EMPLOYMENT.

                                  6.7.1            In the event that an
Optionee shall cease to be employed by the Company or a Subsidiary for any reason other than his or her death, subject to the conditions that no NSO shall be exercisable after its expiration date, such Optionee shall have the right to exercise the NSO at any time within thirty (30) days after such termination of employment to the extent his or her right to exercise the NSO had accrued pursuant to this Article 6 at the date of such termination and had not previously been exercised; such thirty (30) day period shall be increased to such thirty (30) day limit shall be increased to ninety (90) days if the termination of employment was the retirement or early retirement of the Optionee (as defined under the Company's qualified Retirement Plan) and to one





                                      10.

(1) year for any Optionee who dies during the thirty (30) day or ninety (90) day period, whichever may be applicable, and the Option may be exercised within such extended time limit by the Optionee or, in the case of death, the personal representative of the Optionee or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance. Whether an authorized leave of absence or absence for military or governmental service shall constitute termination of employment for purposes of the Plan shall be determined by the Board of Directors, whose determination shall be final and conclusive.

                                  6.7.2            No NSO shall be transferable
by the Optionee otherwise than by will or the laws of descent and distribution.

                                  6.7.3            During the lifetime of the
Optionee, an NSO shall be exercisable only by him or her and shall not be assignable or transferable, and no other person shall acquire any rights therein.

                 6.8              DELIVERY OF CERTIFICATES REPRESENTING SHARES.

                                  6.8.1            As soon as practicable after
the exercise of a NSO, the Company shall deliver or cause to be delivered to the Optionee exercising the NSO a certificate or certificates representing the Shares purchased upon the exercise. Certificates representing Shares to be delivered to a Optionee will be registered in the name of the Optionee.

                                  6.8.2            If determined by the Company
in its discretion appropriate to administer the right of first refusal provisions of Article 9, but only for so long as such provisions remain in effect, certificates representing Shares shall not be delivered to Participants but shall be delivered to the Company to be held by the Company as safekeeping agent for the benefit of each Participant. A written safekeeping receipt evidencing the Shares so held in safekeeping, bearing the name of the Participant, indicating the number of the certificate or certificates and the number of Shares so represented shall be delivered promptly to each Participant. In its capacity as safekeeping agent for Participants, the Company shall act in accordance with instructions received from such Participants, which instructions are to be confirmed in writing if deemed appropriate by the Company. The safekeeping agency shall not affect the rights of Participants as owners of Shares.

                                  6.8.3            Upon the expiration of the
right of first refusal provisions of Article 9, any safekeeping agency arrangement adopted pursuant to Section 6.8.2 shall terminate and the certificates representing the Shares owned by Participants, registered in the name(s) of the Participants, shall be delivered promptly to such Participants.

                 6.9 RIGHTS AS A STOCKHOLDER. An Optionee shall have no rights as a stockholder with respect to any Shares covered by his or her NSO until the date on which he or she becomes a record owner of the Shares purchased upon the exercise of the Option (the "record ownership date"). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions, or other rights for which the record date is prior to the record ownership date, except as provided in
Article 10.





                                      11.

                 6.10 MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to the terms and conditions and within the limitations of the Plan, the Board of Directors may modify outstanding NSOs granted under the Plan, or accept the surrender of outstanding NSOs (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). The Board of Directors shall not, however, modify any outstanding NSO so as to specify a lower option price or accept the surrender of outstanding NSOs and authorize the granting of new Options in substitution therefor specifying a lower option price. Notwithstanding the foregoing, however, no modification of an NSO shall, without the consent of the Optionee, alter or impair any of the rights or obligations under any NSO theretofore granted under the Plan.

                 6.11 LISTING AND REGISTRATION OF SHARES. Each NSO shall be subject to the requirement that if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the Shares covered thereby upon any securities exchange or under any state or federal laws, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such NSO or the issuance or purchase of shares thereunder, such NSO may not be exercised unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. Notwithstanding anything in the Plan to the contrary, if the provisions of this
Section 6.11 become operative, and if, as a result thereof, the exercise of a NSO is delayed, then and in that event, the term of the NSO shall not be affected.

                 6.12 OTHER PROVISIONS. The NSO certificates or agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Option, as the Board of Directors shall deem advisable.


                                   ARTICLE 7

                           STOCK APPRECIATION RIGHTS

                 7.1 GRANT. The Board of Directors, in its sole discretion, from time to time may authorize the grant of SARs to a Participant. An SAR may be granted in connection with all or any portion of a previously or contemporaneously granted Award (other than an SAR), or by itself and not in connection with any other Award. An SAR may be granted at the time of grant of the related Option and shall be subject to the same terms and conditions as the related Option, except as this Article 7 may otherwise provide. The grant of SAR shall be evidenced either by provisions in the Option to which it relates or by a separate written agreement between the Company and the Participant, which shall comply with and be subject to the terms and conditions of the Plan and shall be in such form as the Board of Directors from time to time shall approve (an "SAR Agreement"). The SAR Agreement may contain such additional terms, conditions or limitations, not inconsistent with the specific provisions of the Plan, as may be approved by the Board of Directors in it sole discretion.

                 7.2 TERMS AND CONDITIONS. Each SAR granted under the Plan shall be exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts




                                      12.

or types of consideration (including cash or Shares) as the Board of Directors shall specify in the SAR Agreement. Subsequent to the grant of an SAR, the Board of Directors, at any time before complete termination of such SAR, may accelerate the time or times at which such SAR may be exercised or paid in whole or in part.

                 7.3              EXERCISE.

                                  7.3.1            An SAR shall be exercised by
surrendering the SAR Agreement or, if the SAR was granted in connection with an Option, the surrender of the related Option together with any SAR Agreement, or the portion(s) thereof pertaining to the Shares with respect to which the SAR is exercised, and providing the Company with a written notice in such form and containing such information (including the number of Shares with respect to which the SAR is being exercised) as the SAR Agreement or the Board of Directors may specify. The date on which the Company receives such surrender and notice shall be the date on which the related Option, or portion thereof, shall be deemed surrendered and the SAR shall be deemed exercised.

                                  7.3.2            An SAR granted in connection
with an Option shall be exercisable only at such time or times, to such extent and by such persons as the Option to which it relates shall be exercisable, provided that an SAR granted in connection with an ISO shall not be exercisable on any date on which the Fair Market Value of a Share is less than or equal to the per share exercise price of the ISO. An SAR shall be canceled when, and to the extent that, any related Option is exercised, and an Option shall be canceled when, and to the extent that, the Option is surrendered to the Company upon the exercise of a related SAR.

                 7.4 PAYMENT. To effect payment or exercise of an SAR, the Company shall make payment to the Participant in cash or Shares (valued at their Fair Market Value on the date of payment or exercise) or in combination of cash and Shares as provided in the SAR Agreement. If payment is to be made in Shares, upon such exercise, the Participant shall be entitled to receive that number of Shares which have an aggregate Fair Market Value on the exercise date equal to the amount by which the Fair Market Value of one Share on the exercise date exceeds the Option price per share of any related Option or the Fair Market Value on the date of grant of the SAR, as the case may be, multiplied by the number of Shares covered by the related Option or the SAR, as the case may be, or portion thereof, surrendered in connection with the exercise of the SAR.

                 7.5 EXPIRATION. An SAR granted in connection with or related to an Option, unless previously exercised or canceled, shall expire upon the expiration of the Option to which it relates. Any other SAR, unless previously exercised or canceled, shall expire upon the tenth anniversary of its grant. The exercise of an SAR granted in connection with an Option shall result in a pro rata surrender or cancellation of any related Option to the extent the SAR has been exercised.

                 7.6              DEATH OR OTHER TERMINATION OF EMPLOYMENT.

                                  7.6.1            In the event that a
Participant shall cease to be employed by the Company or a Subsidiary for any reason other than his or her death, subject to the conditions that no SAR shall




                                      13.

be exercisable after its expiration date, such Participant shall have the right to exercise the SAR at any time within thirty (30) days after such termination of employment to the extent his or her right to exercise such SAR had accrued pursuant to this Article 7 at the date of such termination and had not previously been exercised; such thirty (30) day period shall be increased to ninety (90) days if the termination of employment was the retirement or early retirement of a Participant (as defined under the Company's qualified Retirement Plan) and to one (1) year for any Participant who dies during the thirty (30) day or ninety (90) day period, whichever may be applicable, and the SAR may be exercised within such extended time limit by a Participant, or, in the case of death, the personal representative of a Participant or by any person or persons who shall have acquired the SAR directly from a Participant by bequest or inheritance. Whether an authorized leave of absence or absence for military or governmental service shall constitute termination of employment for purposes of the Plan shall be determined by the Board of Directors, whose determination shall be final and conclusive.

                                  7.6.2            In the event that a
Participant shall die while in the employ of the Company or a Subsidiary and shall not have fully exercised any SAR, the SAR may be exercised, subject to the conditions that no SAR shall be exercisable after its expiration date, to the extent that a Participant's right to exercise such SAR had accrued in accordance with the provisions of this Article 7 at the time of his or her death and had not previously been exercised, at any time within one (1) year after a Participant's death, by the personal representative of a Participant or by any person or persons who shall have acquired the SAR directly from a Participant by bequest or inheritance.

                                  7.6.3            No SAR shall be transferable
by a Participant otherwise than by will or the laws of descent and distribution.

                                  7.6.4            During the lifetime of a
Participant, an SAR shall be exercisable only by him or her and shall not be assignable or transferable, and no other person shall acquire any rights therein.

                 7.7              DELIVERY OF CERTIFICATES REPRESENTING SHARES.

                                  7.7.1            As soon as practicable after
the exercise or payment of an SAR payable in whole or in part in Shares, the Company shall deliver or cause to be delivered to the Participant exercising the SAR for Shares a certificate or certificates representing the Shares issuable upon such purchase or exercise. Certificates representing Shares to be delivered to a Participant will be registered in the name of the Participant.

                                  7.7.2            If determined by the Company
in its discretion appropriate to administer the right of first refusal provisions of Article 9, but only for so long as such provisions remain in effect, certificates representing Shares issued in respect of SAR payment or exercise shall not be delivered to Participants but shall be delivered to the Company to be held by the Company as safekeeping agent for the benefit of each Participant. A written safekeeping receipt evidencing the Shares so held in safekeeping, bearing the name of the Participant, indicating the number of the certificate or certificates and the number of Shares so represented shall be delivered promptly to each Participant. In its capacity as safekeeping agent for Participants, the Company shall act in accordance with instructions received from such Participants, which instructions are to be confirmed in writing if





                                      14.

deemed appropriate by the Company. The safekeeping agency shall not affect the rights of Participants as owners of Shares.

                                  7.7.3            Upon the expiration of the
right of first refusal provisions of Article 9, any safekeeping agency arrangement adopted pursuant to Section 7.7.2 shall terminate and the certificates representing the Shares owned by Participants, registered in the name(s) of the Participants, shall be delivered promptly to such Participants.

                 7.8 LISTING AND REGISTRATION OF SHARES. Each SAR shall be subject to the requirement that if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of any Shares covered thereby upon any securities exchange or under any state or federal laws, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares thereunder, such SAR may not be paid or exercised unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. Notwithstanding anything in the Plan to the contrary, if the provisions of this Section 7.8 become operative, and if, as a result thereof, the exercise of an SAR is delayed, then and in that event, the term of the SAR shall not be affected.

                 7.9 RIGHTS AS A STOCKHOLDER. In general, the holder of an SAR shall have no rights as a stockholder. The holder of an SAR under which Shares are issuable upon payment or exercise shall have no rights as a stockholder of the Company until the date on which he or she becomes a record owner of the Shares issued upon the payment or exercise of the SAR (the "record ownership date"). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions, or other rights for which the record date is prior to the record ownership date, except as provided in Article 10.


                                   ARTICLE 8

                                  AWARD SHARES

                 8.1 GENERAL. The Board of Directors, in its sole discretion, from time to time may authorize the grant of Award Shares to a Participant. In making any such grant of Award Shares, the Board of Directors may grant Award Shares without the requirement of any cash payment or may require a cash payment from a Participant in an amount no greater than the aggregate Fair Market Value of the Award Shares as of the date of grant in exchange for, or as a condition precedent to, the completion of the grant and the issuance of the Award Shares.

                 8.2 RESTRICTION PERIOD. All Award Shares issued under Article 8 shall be subject to certain restrictions as set forth in
Section 8.3, which restrictions shall continue in effect for such period of time as is specified in the Award Agreement entered into at the time of the grant (the "Restriction Period"). The Award Agreement may contain such additional terms, conditions or





                                      15.

limitations, not inconsistent with the specific provisions of the Plan, as may be approved by the Board of Directors in it sole discretion.

                 8.3 CERTAIN RESTRICTIONS. Until the expiration of the Restriction Period, Award Shares shall be subject to the following restrictions and any additional restrictions included in the Award Agreement that the Board of Directors, in its sole discretion, may from time to time deem desirable in furtherance of the objectives of the Plan: (a) the Participant shall not be entitled to take possession of the certificate or certificates representing the Shares; (b) the Award Shares may not be sold, transferred, assigned, pledged, conveyed, hypothecated or otherwise disposed of (other than by operation of law); and (c) the Shares may be forfeited immediately as provided in Section 8.4.

                 8.4 TERMINATION OF EMPLOYMENT. If the employment of a Participant is terminated for any reason other than the retirement or early retirement (as defined under the Company's qualified Retirement Plan), disability or death of a Participant in service before the expiration of the Restriction Period, the Award Shares shall be forfeited immediately and all rights of a Participant to such Shares shall terminate immediately without further obligation on the part of the Company. If a Participant's employment is terminated by reason of the retirement or early retirement of a Participant (as defined under the Company's qualified Retirement Plan), disability or death of a Participant in service before the expiration of the Restriction Period,
(a) the number of Award Shares held by the Company for a Participant's account pursuant to Section 8.6 shall be reduced by partial forfeiture in an amount of Award Shares in proportion equal to the percentage of the total Restriction Period remaining after a Participant's termination of employment, (b) the restrictions on the unforfieted balance of such Award Shares shall lapse on the date a Participant's employment terminated and (c) subject to the safekeeping provisions of Section 8.6, the certificate or certificates representing the Shares upon which the restrictions have lapsed shall be delivered to a Participant (or, in the event of a Participant's death, to his or her legal representative).

                 8.5 DISTRIBUTION OF AWARD SHARES. If a Participant to whom Award Shares have been issued pursuant to Article 8 remains in the continuous employment of the Corporation or a Subsidiary until the expiration or waiver by the Board of the Restriction Period and the satisfaction of any other conditions imposed by the Award Agreement, all restrictions applicable to the Restricted Shares at that time still outstanding and registered in the name of a Participant shall lapse and, subject to the safekeeping provisions of Section 8.6, the certificate or certificates representing the Shares that were granted to the Participant shall be delivered to the Participant.

                 8.6              DELIVERY OF CERTIFICATES REPRESENTING SHARES.

                                  8.6.1            As soon as practicable after
a grant of Award Shares, the Company shall issue certificates representing the Award Shares registered in the name of the holder of Award Shares.

                                  8.6.2            To administer the
restrictions imposed on Award Shares under the Plan and the Award Agreement (and if determined in the discretion of the Board of Directors, the right of first refusal provisions of Article 9, but only for so long as such provisions remain in effect), certificates representing Award Shares shall not be delivered to Participants but shall be delivered to the



                                      16.

Company to be held by the Company as safekeeping agent for the benefit of each Participant. A written safekeeping receipt evidencing the Shares so held in safekeeping, bearing the name of the Participant, indicating the number of the certificate or certificates and the number of Shares so represented shall be delivered promptly to each Participant. In its capacity as safekeeping agent for Participants, the Company shall act in accordance with instructions received from such Participants, which instructions are to be confirmed in writing if deemed appropriate by the Company. The safekeeping agency shall not affect the rights of Participants as owners of Award Shares, nor shall such agency affect the restrictions imposed on Award Shares under the Plan or the Award Agreement.

                                  8.6.3            Upon the last to occur of
(a) the lapse, satisfaction or waiver of the Restriction Period and any other restrictions imposed on Award Shares under the Plan or the Award Agreement and
(b) the expiration of the right of first refusal provisions of Article 9, any safekeeping agency arrangement adopted pursuant to Section 8.6.2 shall terminate and the certificates representing the Shares owned by Participants, registered in the name(s) of the Participants, shall be delivered promptly to such Participants.

                 8.7 WAIVER OF RESTRICTIONS. The Board of Directors, in its sole discretion, may at any time waive or accelerate the expiration of any or all restrictions with respect to Award Shares issued pursuant to this Article 8..

                 8.8 RIGHTS AS A STOCKHOLDER. A Participant receiving Award Shares shall have no rights as a stockholder with respect to any Award Shares grant to him or her under the Plan until the date on which he or she becomes a record owner of the Award Shares (the "record ownership date"). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions, or other rights for which the record date is prior to the record ownership date, except as provided in Article 10.


                                   ARTICLE 9

                 LIMITATIONS ON TRANSFER; REPURCHASE OF SHARES

                 9.1 RIGHT OF FIRST REFUSAL. As a condition to receiving Shares under the Plan, each Participant shall agree that he or she will not sell, assign, transfer, pledge, or otherwise dispose of any Shares he or she may acquire under the Plan (including by the exercise of an Option granted under Article 5 or Article 6, upon payment or exercise of an SAR under
Article 7, by the receipt of Award Shares under Article 8, or otherwise), or attempt to so, without first offering to sell the Shares to the Company in accordance with the terms and conditions of this Article 9, and any disposition or attempted disposition of Shares in violation hereof shall be null and void.






                                      17.

                 9.2              VOLUNTARY DISPOSITION.

                                  9.2.1            If the record owner of
Shares shall desire to sell, assign, transfer, pledge, or otherwise dispose of any Share, such owner shall first serve notice (the "Offer to Sell") to that effect upon the Company, offering to sell such Shares to the Company in accordance with the terms of this Article 9. The Company shall have the right (but not the obligation) to purchase all or any part of the Shares so offered within thirty (30) days after receipt by the Company of the Offer to Sell; provided, that if acceptance would result in a default by the Company under any loan covenants applicable to it, the Company shall have one hundred eighty
(180) days rather than thirty (30) days within which to exercise its purchase rights.

                                  9.2.2            Subject to the right of the
Board of Directors of the Company in its sole discretion to discontinue or modify its repurchase program, including solely with respect to a record owner, for any reason or for no reason at any time, the Company agrees to repurchase any and all Shares held by a record owner at the request of the record owner within the time specified in Section 9.2.1 above. Subject to change or modification at any time and from time to time by the Board of Directors, the repurchase price shall be equal to the appraised value of the Shares as of the end of the immediately preceding fiscal year as determined by the Board of Directors based on an appraisal made at the request of the Company (or based on the latest such appraised value if an appraisal has been obtained by the Company as of a date after the end of the immediately preceding fiscal year).

                                  9.2.3            If for any reason the
Company shall fail to exercise its right to purchase all of such Shares offered for sale pursuant to Section 9.2.1, the record owner may offer the Shares for sale to a third party and complete the sale within 60 (sixty) days after he or she receives notice of the Company's failure to repurchase. Any person acquiring the Shares from the record owner in such event will be required, among other things, to consent to the imposition of the restrictions on resales included in this Article 9 and to enter into a similar arrangement with the Company.

                 9.3 TERMINATION OF EMPLOYMENT. If the employment of the record owner with the Company shall terminate for any reason, whether by action of the Company, by death of the employee, the resignation or retirement of the employee, or otherwise, the record owner shall be deemed to have made an Offer to Sell under the provisions of Section 9.2.1 as of the date the employee's employment terminates. If the termination occurs by reason of the death of the employee, or if the employee should die after otherwise making or being deemed to have made an Offer to Sell, the offer shall be binding upon his estate, and the employee's duly appointed and acting personal representative shall act in his or her behalf.

                 9.4 EXPIRATION OF PROVISIONS. The provisions of this Article 9 shall be applicable only during the time prior to the Registration Date; and the provisions of this Article 9 shall expire as of the Registration Date.





                                      18.

                                   ARTICLE 10

                                 MISCELLANEOUS

                 10.1             STOCK ADJUSTMENTS.

                                  10.1.1           In the event of any increase
or decrease in the number of issued Shares resulting from a stock split or other division or consolidation of shares or the payment of a stock dividend (but only on Shares) or any other increase or decrease in the number of Shares effected without any receipt of consideration by the Company, then, in any such event, the number of Shares that remain available under the Plan, the number of Shares covered by each outstanding Option, the exercise price per Share covered by each outstanding Option, the number of Shares covered by each outstanding SAR and the price per Share and the number and any purchase price for any Award Shares granted but not yet issued, in each case, shall be proportionately and appropriately adjusted for any such increase or decrease.

                                  10.1.2           Subject to any required
action by the stockholders, if any change occurs in the Shares by reason of any recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or of any similar change affecting Shares, then, in any such event, the number and type of Shares then covered by each outstanding Option, the purchase price per Share covered by each outstanding Option, the number of Shares covered by each outstanding SAR and the exercise price per Share and the number and any purchase price for any Award Shares granted but not yet issued, in each case, shall be proportionately and appropriately adjusted for any such change.

                                  10.1.3           In the event of a change in
the Shares as presently constituted that is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any change shall be deemed to be Shares within the meaning of the Plan.

                                  10.1.4           To the extent that the
foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by, and in the discretion of, the Board of Directors, whose determination in that respect shall be final, binding and conclusive; provided, however, that any Option granted pursuant to Article 5 shall not be adjusted in a manner that causes such Option to fail to continue to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                                  10.1.5           Except as hereinabove
expressly provided in this Section 10.1, an Eligible Employee or a Participant shall have no rights by reason of any division or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation, or spin-off of assets or stock of another corporation; and any issuance by the Company of shares of stock of any class, securities convertible into shares of stock of any class, or warrants or options for shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares, any Option, any SAR or any Award Shares granted but not yet issued.






                                      19.

                                  10.1.6           The existence of the Plan,
or the grant of an Option, SAR or Award Shares under the Plan, shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate, or to dissolve, to liquidate, to sell, or to transfer all or any part of its business or assets.

                 10.2 TAX ABSORPTION PAYMENTS. The Company may, but is not required to, make a cash payment, either directly to any Participant or on a Participant's behalf, in an amount that the Board of Directors estimates to be equal (after taking into account any federal and state taxes that the Board of Directors estimates to be applicable to such cash payment) to any additional federal and state income taxes that are imposed upon a Participant as a result of the granting of any Award under the Plan (a "Tax Absorption Payment"). In determining the amount of any Tax Absorption Payment, the Board of Directors may adopt such methods and assumptions as it considers appropriate, and it shall not be required to examine the individual tax liability of any Participant. The decision to make any Tax Absorption Payment shall be made by the Board of Directors at the same time as the grant of the Award to which it relates.

                 10.3 AMENDMENT OF THE PLAN; TERMINATION. The Board shall have the right to revise, amend or terminate the Plan at any time without notice, provided that no Participant's existing rights are adversely affected thereby without the consent of such person, and provided further that, without approval of the stockholders of the Company, no such revision or amendment shall (a) increase the total number of Shares subject to the Plan;
(b) decrease the price at which Options may be granted; (c) materially modify the requirements as to eligibility for participation in the Plan; (d) otherwise materially increase the benefits under the Plan; or (e) remove the administration of the Plan from the Board of Directors. In addition, the provisions of Article 5, Article 6, Article 7 and Article 8 may not be amended more frequently than once every six (6) months other than to comply with applicable provisions of the Code or the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder. The limitation specified in the preceding sentence is intended to satisfy the requirements of Rule 16b-3(c)(2)(ii)(B) under the Securities Exchange Act of 1934, as currently in effect. The foregoing prohibitions in this Section 10.4 shall not be affected by adjustments in shares and purchase price made in accordance with the provisions of Section 9.1.

                 10.4 APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Shares or the exercise of Options pursuant to the Plan will be used for general corporate purposes.

                 10.5 NO IMPLIED RIGHTS TO EMPLOYEES. The existence of the Plan and the granting of Awards under the Plan shall in no way give any employee the right to continued employment, give any employee the right to receive any additional Awards or any additional compensation under the Plan, or otherwise provide any employee any rights not specifically set forth in the Plan or in any Option, SAR or Award Agreement.

                 10.6 WITHHOLDING. Whenever the Company proposes or is required to issue or transfer Awards under the Plan, the Company shall have the right to require a Participant to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax liability prior to





                                      20.

the delivery of any certificate or certificates for such shares. Whenever under the Plan payments are to be made in cash, such payments shall be made net of an amount sufficient to satisfy any federal, state or local withholding tax liability.

                 10.7 CONDITIONS PRECEDENT TO EFFECTIVENESS. The Plan shall become effective upon the satisfaction of all the following conditions, with the Effective Date of the Plan after the completion of such adoption procedures being April 1, 1995, regardless of the date that the last of the following conditions is satisfied:

                                  10.7.1           the adoption of the Plan by
the Board of Directors; and

                                  10.7.2           the approval of the Plan by
the stockholders of the Company within twelve (12) months after its adoption by the Board.





                                      21.